Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 PORTFOLIO COMPANY CONTINENTAL GENERAL INSURANCE
COMPLETES ACQUISITION OF $2.4 BILLION LONG-TERM CARE INSURANCE BUSINESS
FROM HUMANA INC.

Acquisition Significantly Increases Insurance Investment Portfolio
to Approximately $3.8 Billion of Cash and Invested Assets

New York, August 9, 2018 - HC2 Holdings, Inc. (“HC2”) (NYSE: HCHC), a diversified holding company, announced today that its insurance subsidiary, Continental General Insurance Company (“CGIC”), has completed its acquisition of the long-term care (“LTC”) insurance business KMG America Corporation (“KMG”) from Humana Inc. (NYSE:HUM).
As of March 31, 2018, KMG’s subsidiary, Kanawha Insurance Company (“Kanawha”), had approximately $150 million in statutory surplus and approximately $160 million of statutory total adjusted capital with approximately $2.4 billion of cash and invested assets. Under the terms of the Stock Purchase Agreement, Humana made an approximate $195 million cash capital contribution to KMG’s subsidiary Kanawha Insurance Company prior to closing.
Post-close, CGIC will have cash and invested assets of approximately $3.8 billion, up from $1.5 billion prior to the transaction. Upon completion of the transaction, pro-forma statutory surplus for the combined entities is estimated to be between $155 - $175 million and total adjusted capital is estimated at between $185 - $205 million, subject to closing adjustments.
“Completing the acquisition of Humana’s long-term care insurance business marks another significant milestone in the growth of our insurance subsidiary and significantly increases the size of our insurance investment portfolio and more than doubles our total adjusted insurance capital base from approximately $85 million to the estimated $185 million to $205 million, providing incremental value to our shareholder base,” said Philip Falcone, Chairman, President and Chief Executive Officer of HC2. “We believe this transaction validates our platform and positions us as the counterparty of choice for future LTC transactions.”
Please refer to HC2’s Current Report on Form 8-K that was filed on November 7, 2017 with the Securities and Exchange Commission for a more complete description of the terms and conditions of the Stock Purchase Agreement.
Keefe, Bruyette & Woods, Inc. acted as financial advisor to Continental General Insurance Company. Drinker Biddle & Reath LLP acted as legal advisor to Continental General Insurance Company.
About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com. For information on HC2 Holdings, Inc., please contact Andrew G. Backman - Managing Director - Investor Relations & Public Relations - abackman@hc2.com - 212-339-5836

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by HC2’s representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, statements regarding HC2’s expectation regarding building shareholder value and future cash and invested assets.  Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. HC2 believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and HC2’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of HC2’s financial statements; the fact that HC2 has historically identified material weaknesses in its internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition opportunities; HC2’sability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in HC2’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and HC2’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
For information on HC2 Holdings, Inc., please contact:

Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836

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